UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 23, 2008

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 E. Rio Salado Parkway, Suite 1012
Tempe, AZ 85281
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 23, 2008, Renegy Holdings, Inc. (the “Company”) entered into a Lease Termination Agreement (the “Termination Agreement”) with Hayden Ferry Lakeside, LLC (the “Landlord”) pursuant to which the Office Lease Agreement, dated January 17, 2008, as amended (the “Lease”), with the Landlord will be terminated effective December 31, 2008. Pursuant to the Lease, the Company leases approximately 7,824 gross square feet of office space located at Hayden Ferry Lakeside Phase II, 60 E. Rio Salado Parkway, Suite 1012, Tempe, Arizona (the “Premises”), which Premises serve as the Company’s principal executive offices. The Lease is being terminated in connection with the Company’s efforts to reduce expenses. The Company’s new principal executive offices following termination of the Lease will be located at 3418 N. Val Vista Drive, Mesa, Arizona 85213.
     In consideration for the Landlord’s agreement to terminate the Lease, the Termination Agreement provides that the Landlord will be entitled to retain the Company’s security deposit in the amount of $144,744 and that the Company will provide payment to the Landlord in the amount of $56,724. In addition, the Company will transfer ownership of certain property, including furniture, located at the Premises to the Landlord upon termination of the Lease. The Company will have no further obligations to the Landlord for rent or penalty payments following termination of the Lease.
     The Termination Agreement provides that, in the event the Premises are leased to a third party on or before September 30, 2009, the Landlord will pay to the Company an amount equal to the base rent paid to the Landlord under a new lease in each of July, August and September 2009 not to exceed the amount that would have otherwise been owed by the Company under the Lease during the same period that rent is collected under a new lease.
     The foregoing summary does not purport to be complete and is qualified by reference to the Termination Agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.
Item 1.02. Termination of a Material Definitive Agreement.
     The text of Item 1.01 above is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The text of Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Lease Termination Agreement, by and between the Company and Hayden Ferry Lakeside, LLC dated December 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
Executive Vice President and Chief Financial Officer

Date: December 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Termination Agreement, by and between the Company and Hayden Ferry Lakeside, LLC dated December 23, 2008.